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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion in this registration statement on Form S-1
(File No.     ) of our report dated February 24, 1997, on our audit of the combined financial statements of Manhattan International Limousine Network, Ltd. and Affiliate as of September 30, 1996 and for the year then ended, which includes an explanatory paragraph relating to a restatement for a change in the revenue recognition method. We also consent to the reference to our firm under the caption "Experts."


                                        /s/ Coopers & Lybrand L.L.P.
                                        ----------------------------
                                        Coopers & Lybrand L.L.P.
                                        Washington, D.C.
                                        March 3, 1997